Exhibit 10.13

Financial Consulting Agreement

Between

Hydrocarb Energy Corporation

And

 Geoserve Marketing LLC

June 28, 2015

800 Gessner, Suite 375
Houston, Texas 77024

RECITALS

WHEREAS, Hydrocarb Energy Corporation (OTCQB: HECC),  with corporate offices located at 800 Gessner, Suite 375, Houston, Texas 77024, hereinafter referred to as the “Company”, is a fully reporting publicly held company trading on the OTCQB,  and

WHEREAS, in December 2013 the Company completed an acquisition that changed the focus of the Company as an oil and gas exploration and production company with an international emphasis and which gives the company potential for discovering world class petroleum reserves in the future; and

WHEREAS, the Company has a need to manage and develop the best possible orderly market for its common stock and there has been a multi-faceted plan developed by the Company as appended hereto as “Exhibit A”; and

WHEREAS, the Company is currently a small fully reporting publicly traded company, traded under the stock symbol “HECC” on the OTCQB and the board of directors and management are therefore challenged with a key fiduciary responsibility to do their very best, in a cost effective manner to develop the Company’s market for its common stock, building demand for its stock, increasing its daily trading sales volume, and helping to obtain the most optimized valuation of the Company’s market capitalization from a tangible and intangible or speculative market view point; and

WHEREAS, it is believed that with the success of the Company’s operations as a constant, understanding any lack of reasonable performance is always a detriment to the Company’s market valuation, while exceeding operational expectations is normally and should be an enhancement to the market valuation of the Company especially if shareholders and potential shareholders are aware of the Company’s progress, and  due to limited bandwidth of management and financial resources necessary to otherwise build an orderly, consistent, and healthy market for its common stock, the board of directors has decided to engage Geoserve Marketing LLC in the manner of this Financial Consulting Agreement (the “Agreement”), in part and in close cooperation of management, to cost effectively and logistically realize the best possible market for the Company’s common stock; and

WHEREAS, as part of fulfilling this plan the Company desires to engage the services of Geoserve Marketing LLC (referred to as “Financial Market Consultant” or “Consultant”); and

WHEREAS, Financial Market Consultant is an independent contractor, yet Financial Market Consultant herein agrees to adhere to the Company’s confidentiality policies and insider trading policies as if Financial Market Consultant was part of management as provided by the Company to the Financial Market Consultant from time to time; and

WHEREAS, Consultant will be compensated as detailed hereunder with restricted common stock and Consultant will adhere to any and all SEC regulations that may apply regarding such compensation; and

WHEREAS, the Company considers Financial Market Consultant as an integral and key part of its ability to fulfill its plan as outlined in “Exhibit A” attached hereto, and the Company and Financial Market Consultant are hereafter referred to collectively as the “Parties”; and

SO NOW THEREFORE, the Parties agree to enter into this Financial Consulting Agreement (herein referred to as this “Agreement”) as follows:

TERM AND TERMINATION OF AGREEMENT

The effective date of this Agreement is June 27, 2015 and continues for three years.  After six months, either party may terminate this Agreement by giving a 60 day notice.

DUTIES OF THE FINANCIAL MARKET CONSULTANT

Duties of the Financial Market Consultant are as follows but not necessarily limited to:

1.	To evaluate and coordinate investor relations and public relations consultants across the United States and Internationally.
2.	To participate in or personally give investor presentations, pre-approved by Company management, to large accredited investors, funds, investment banks and institutions.
3.	To participate in public relations events such as trade shows or television interviews whereby approved by the Company’s management.
4.
Monitor the supply side of the Company’s market for its common stock by weekly monitoring the DTC’s and tracking known potential large sellers and strategizing for any possible lockup/leakout agreements.

5.	To help recommend and recruit investment banks for financing purposes.
6.	To recommend and prioritize press releases for the Company.
7.	To participate in the content and timing of Company press releases.
8.	To help structure possible financings that can help the Company meet its business plan, working closely with the Company’s management to effect such financings.
9.	To otherwise help to develop and lead the implementation of all the Company’s strategies to achieve the Company’s objectives outlined in “Exhibit A”.

SUBJECT TO CORPORATE AUTHORITY

Furthermore, the Financial Market Consultant is subject to:
1.
All SEC regulations regarding use of common stock by a non-affiliate of a publicly traded company with regard to compensation for other services and consultants for legitimate services covered by this contract.

2.	The authority of the duly appointed executive officers of the Company
3.
The rules of the Company pertaining to not disclosing any confidential material inside information or to trade Company securities based on such information. The Hydrocarb Energy Corp. Policy on Insider Trading.

4.	The authority of the authorized Officers to bind the Company contractually.

EXPENSES
The Company will pay reasonable, legitimate, and verifiable expenses incurred by the Consultant on behalf of the Company in conjunction with the performance of its duties provided to the Company. Such reimbursement shall be paid only upon receipt of a verifiable expense report with appropriate receipts.

COMPENSATION

The Company will issue to the Consultant eight hundred fifty thousand (850,000) shares of Rule 144 restricted common stock (the “Compensation Shares”).  Financial Market Consultant is acquiring the shares of Company common stock (collectively, the “Company Securities”) in full payment for the contract herein, and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(a)(11) of the Securities Act of 1933 as amended (the “Securities Act”), in a manner which would require registration under the Securities Act or any state securities Laws.  Financial Market Consultant can bear the economic risk of its investment in the Company Securities, has knowledge and experience in financial business matters, is capable of bearing and managing the risk of investment in the Company Securities and is an "accredited investor" as defined in Regulation D under the Securities Act. Financial Market Consultant recognizes that the Company Securities have not been registered under the Securities Act, nor under the securities laws of any state, will bear a standard Rule 144 restrictive legend, and, therefore, cannot be resold unless the resale of the Company Securities is registered under the Securities Act or unless an exemption from registration is available. Financial Market Consultant has carefully considered and has, to the extent it believes such discussion necessary, discussed with its professional, legal, tax and Financial Market Consultants, the suitability of an investment in the Company Securities for its particular tax and financial situation and its advisers, if such advisors were deemed necessary, have determined that the Company Securities are a suitable investment for it.  Financial Market Consultant has not been offered the Company Securities by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to Financial Market Consultant's knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising. Financial Market Consultant has had an opportunity to ask questions of and receive satisfactory answers from the Company or persons acting on behalf of the Company regarding the Company Securities, and all such questions have been answered to the full satisfaction of Financial Market Consultant. The Company has not supplied Financial Market Consultant any information regarding the Company Securities or an investment in the Company Securities other than as contained in this Agreement, and Financial Market Consultant is relying on its own investigation and evaluation of the Company Securities and not on any other information.

The board of directors may enhance this compensation with additional shares or warrants at any time.  Additionally, it is understood that at least one million (1,000,000) shares of restricted common stock will be reserved from the authorized and unissued shares of the Company to be available for the Company to issue at the recommendation of Financial Market Consultant, with the approval of the board of directors.  Such shares will be issued by duly required action of the Company’s board of directors, together with appropriately required legal representations, to confirm an exemption from registration and in consideration for third party stock market development services and/or consultants.  Consultant will insure that such providers of other services or consulting will adhere to all rules, policies, and regulations of the Company, including the stipulations of this contract and compliance with all applicable securities laws.

CONFIDENTIALITY

The Financial Market Consultant, and its officers, directors, employees and agents shall maintain in strict confidence and not copy, disclose or transfer to any other party (a) all confidential business and financial information regarding the Company and its affiliates, including without limitation, projections, business plans, marketing plans, product development plans, pricing, costs, customer, vendor and supplier lists and identification, channels of distribution, and terms of identification of proposed or actual contracts, and (b) all other confidential information of the Company. In furtherance of the foregoing, the Financial Market Consultant agrees that it shall not transfer, transmit, distribute, download or communicate, in any electronic, digitized or other form of media, any of the confidential information of the Company. All communications regarding any possible transactions shall be kept confidential.  The Financial Market Consultant shall not provide any confidential information or copies of offering documents to any party, without the prior written consent of the Company and subject to such parties entering into a confidentiality agreement with the Company in reasonable form to the Company.  The terms, conditions and requirements of this Section shall survive any termination of this Agreement.

MISCELLANEOUS

The Financial Market Consultant’s engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company.  Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other.  The Financial Market Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes.  All such income taxes and other such payment shall be made or provided for by the Financial Market Consultant and the Company shall have no responsibility or duties regarding such matters.  Neither the Company nor the Financial Market Consultant possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound.

This Agreement shall be deemed to have been made in the State of Texas and shall be construed, and the rights and liabilities determined, in accordance with the laws of the State of Texas, without regard to the conflicts of laws rules of such jurisdiction.

This Agreement may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Agreement signed by one party and faxed or scanned and emailed to another party (as a PDF or similar image file) shall be deemed to have been executed and delivered by the signing party as though an original.  A photocopy or PDF of this Agreement shall be effective as an original for all purposes.

The Parties hereby agree to the foregoing as evidenced by their signatures hereunder.

Hydrocarb Energy Corporation	Financial Market Consultant
Geoserve Marketing LLC

By: /s/ Charles E. Dommer	/s/ Michael E. Watts
Print Name: Charles E. Dommer	Michael E. Watts
Its: President

EXHIBIT - A

MARKET DEVELOPMENT AND FINANCING

The most optimum, healthy, and most important timely financing depends on the simultaneous operational success of the Company and compliance with public company reporting.  Having the Company’s common stock as a viable financing and investment tool from which capital can reasonably be accessed, depends heavily on the effectiveness of its market for its common stock as it also simultaneously relates to operational success and compliance as a given pre-requisite.

STOCK MARKET DEVELOPMENT

STOCK MARKET DEVELOPMENT TEAM:

The following OBJECTIVES must have STRATEGIES to be designed and specified by the Stock Market Development Team and a plan with a timeline for implementation must be established.  Such strategies will specify exactly what, when, and how the company will achieve the stated objectives.

OBJECTIVE1 -
Obtain new large long term institutional and individual shareholders

Current and suggested Strategies -   M-STRAT01, M-STRAT02

OBJECTIVE2 –
Obtain new additional following in brokerage community market makers

Current and suggested Strategies -   M-STRAT01, M-STRAT02

OBJECTIVE3 -
Regain and obtain new unpaid analyst coverage

Current and suggested Strategies -   M-STRAT01, M-STRAT02

OBJECTIVE4 –
Release strategic and material news in best format and timing for optimum impact

Current and suggested Strategies -  M-STRAT03

OBJECTIVE5 -
Update Company’s entire business plan progress regularly via mass video media

Current and suggested Strategies -  M-STRAT04

OBJECTIVE6 –
Continuously maintain Company’s website as relevant and updated

Current and suggested Strategies -  M-STRAT05

OBJECTIVE7 –
Obtain large long term international stockholders

Current and suggested Strategies -   M-STRAT01, M-STRAT02, M-STRAT06

OBJECTIVE8 –
Obtain listing on major stock exchange

Current and suggested Strategies -  M-STRAT07

OBJECTIVE9 –
Manage overhangs from known potential large selling supply sources

Current and suggested Strategies -  M-STRAT08

FINANCING

OBJECTIVE10 -
Raise minimum $6,000,000 equity by 7/31/15 and a total of $10,500,000 by 8/31/15

Current and suggested Strategies -  M-STRAT09

OBJECTIVE11 – Through new financing payoff convertible debentures that are potentially toxic to the company
Current and suggested Strategies -  STRAT10

OBJECTIVE12 –
Raise $25MM to pay off Bridge Loan, Drill PUDs, Acquire Seismic in Namibia

Current and suggested Strategies -  M-STRAT11

For discussion purposes, here are descriptions and definitions of current and suggested STRATEGIES (STRAT01 through  STRAT11   ) currently being used or recommended to start using to timely achieve the documented OBJECTIVES above.

M-STRAT01

Regularly schedule meetings in New York City, Boston, Los Angeles, San Diego, Chicago, Dallas, Phoenix for the following purposes:

a.	Present and update current large institutional and wealthy individual shareholders
b.	Present to potential new large institutional and wealthy individual shareholders
c.	Present to market makers, analysts and brokerage firms to entice trading our stock as a true buy and hold long term play and investing their book into our stock
d.	In each case (a) through (c) above subject to confidentiality agreements or simultaneous Reg FD postings

M-STRAT02

Maintain a regular telephone dialogue with large shareholders, analysts, and brokerage firms, subject to confidentiality rules and requirements.

M-STRAT03

Management must use its prerogative to have a scheduled press release line up with planned dates.  We should differentiate between Material and Strategic News.  On the OTC, more informative strategic news is necessary in addition to just news about obviously material events.   Optimally timed press releases with regard to any significant results of operations, Form 8-K if immediately material, or sometimes to set up a big press release for the future must be considered and planned ahead of time whenever possible.  Each press release should mention something of interest from a prior press release to tie our business plan progress together.  The releases should always be scheduled for the best optimum time to release in light of all other disclosures and strategies being utilized to achieve optimum impact with the highest number of audience participants.

M-STRAT04

The top management of the Company should regularly provide a video update that can be widely disseminated via television and also wind up on the corporate website providing a history of documented progress with the Company’s business plan.

M-STRAT05

The Company’s website must be kept continuously relevant and up to date with all investor relations pertinent information and required SEC disclosures together with an updating stock price ticker. Additionally, creating shareholder databases and linking followers to social media sources on an opt-in basis would be advantageous.

M-STRAT06

Network with potential investment partners in Europe, Middle East, and Africa.

M-STRAT07

Update board with two more directors.  Maintain constant dialogue with exchanges.

M-STRAT08

Closely monitor DTCs, restricted stock legend removal requests, and all potential large sellers of the Company’s stock maintaining an understanding of where such potential sellers have their stock deposited.  Work to obtain agreements with such potential sellers to orderly place their stock, manage their stock, obtain lock up agreements and/or leakout agreements as appropriate.

M-STRAT09

Raise Equity with a Reg D Private Placement of the Hydrocarb Unit Investment (HUI) that converts upon designation to Series B Preferred Stock.  The best way to consummate and optimize the best deal is by coordinating a planned and timely realization of OBJECTIVE1 through OBJECTIVE9, provided that the Reg D offering shall not use any general solicitation or similar efforts and shall only be marketed and promoted by authorized persons.  The more that these objectives are not previously or simultaneously realized while trying to raise equity in this manner, the more expensive and creative that the placement terms will have to be in order to raise the target equity. The strategy must include a realization as to the critical nature of such financing and establish the acceptable terms accordingly.

M-STRAT10

Brainstorm with affiliates to find producing assets to contribute to Hydrocarb for equity.

M-STRAT11

Given the operational success of the Company, use the impetus to drill $15MM worth of Proved Undeveloped wells to access over $80MM of revenues and combine the benefits of high grading the Namibian Concession with seismic acquisition, simultaneously realizing as many of the OBJECTIVES1 through OBJECTIVES9 as possible to be able to structure a $25MM straight equity, or convertible preferred financing.